UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2024

American Realty Investors, Inc.
(Exact name of registrant as specified in its charter)

Nevada		001-15663		75-2847135
(State or other jurisdiction of Incorporation or organization)		(Commission File Number)		(IRS Employer Identification Number)

1603 LBJ Freeway,	Suite 800	Dallas	TX	75234
(Address of principal executive offices)				(Zip Code)
(469) 522-4200
Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 230.425)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.413e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARL	NYSE
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((17 CFR 230.405 of or Rule 12b-2 of the Securities Act of 1934 (17 CFR 230.405):
☐  Emerging growth company
If an emerging growth company indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

On October 31, 2024, American Realty Investors, Inc. (“ARL” or the “Company”) and other parties executed a Settlement Agreement and General Release (the “Settlement Agreement”) covering litigation that was instituted by David M. Clapper and related entities (collectively “Clapper”) in the U.S. District Court for the Northern District of Texas (the “Trial Court”) regarding a 1998 multifamily property transaction. The litigation resulted in a $148 million judgment in 2011 against ARL, one of its wholly-owned subsidiaries and other related entities. The case was subsequently reversed by the U. S. Court of Appeals for the Fifth Circuit (the “Appeals Court”) and remanded to the Trial Court for further proceedings which resulted in a contrary decision of no liability of the ARL related entities in May 2021. The case was again appealed to the Appeals Court, which on March 8, 2024, reversed and remanded the case back to the Trial Court for a new trial. The Settlement Agreement required the Company to pay to Clapper the sum of $23.4 million by October 31, 2024, which has been completed. Under the Settlement Agreement, all parties released each other and will file a Motion to Dismiss with Prejudice in the Trial Court on or prior to November 10, 2024.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY INVESTORS, INC.

Dated: November 1, 2024	By:	/s/ ERIK L. JOHNSON
Erik L. Johnson
President and Chief Executive Officer